UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 South 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, Kevin R. Mineard, Corporate Controller and Principal Accounting Officer of The Manitowoc Company, Inc. (the “Company”), left the Company to pursue other opportunities. The Company will not be entering into a severance agreement with Mr. Mineard.

In connection with the departure of Mr. Mineard, David J. Antoniuk, who currently serves as the Company’s Senior Vice President and Chief Financial Officer, assumed the role of Principal Accounting Officer, effective immediately, on an interim basis until a replacement is found for that position. Mr. Antoniuk has served as the Company’s Senior Vice President and Chief Financial Officer since May 2016, and also previously served as the Company’s Principal Accounting Officer until August 4, 2016; for additional information regarding Mr. Antoniuk’s business experience, see “Executive Officers of the Registrant” in the Company’s Form 10-K for the fiscal year ended December 31, 2016. Mr. Antoniuk’s compensation, which was described in the Company’s definitive proxy statement for its 2017 annual meeting, has not changed as a result of this interim role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: September 18, 2017	/s/ Louis F. Raymond
Louis F. Raymond
Vice President, General Counsel and Secretary

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